Exhibit 99.8

IRREVOCABLE PROXY

The undersigned shareholder of Grubb & Ellis Company a Delaware corporation (“GBE”), hereby irrevocably appoints and constitutes Anthony W. Thompson, an individual (the “Proxyholder”), as the agent and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of GBE owned of record by the undersigned, which shares are listed below (the “Shares”), to represent it at all annual and special meetings of the shareholders of GBE, and the undersigned hereby authorizes and empowers Proxyholder to vote any and all Shares owned by the undersigned or standing in his name, and do all things which the undersigned might do if present and acting itself.

This irrevocable proxy is given to facilitate the transfer of all rights in the Shares as of the signing of the Settlement Agreement and Limited Mutual Release between Scott D. Peters and the Proxyholder.

THE PROXY GRANTED BY THE UNDERSIGNED SHAREHOLDER TO THE PROXYHOLDER HEREBY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. THIS PROXY SHALL SURVIVE THE INSOLVENCY, INCAPACITY, DEATH OR LIQUIDATION OF THE UNDERSIGNED.

Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities (i) issued or issuable in respect thereof on or after the date hereof and prior to the date this proxy terminates and/or (ii) issued to the undersigned shareholder on or after the date hereof and prior to the date this proxy terminates, are hereby revoked and no subsequent proxies will be given by the undersigned with respect to the Shares.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned shareholder authorizes the Proxyholder to file this proxy and any substitution or revocation of substitution with the Secretary of GBE and with any Inspector of Elections at any meeting of the shareholders of GBE.

THIS PROXY SHALL TERMINATE ON THE DATE THE RECORD OWNERSHIP OF THE SHARES IS TRANSFERRED TO THE PROXYHOLDER.

Dated:	10/30/08

Signature of Shareholder:		/s/ Scott D. Peters

Print name of Shareholder:		Scott D. Peters

Shares of record owned:		528,000 shares of Common Stock